Exhibit 99.1

Apollo Global Management Announces Completion of its Acquisition of CEC Entertainment, Inc.

Company Release – 2/14/2014

NEW YORK, NY—(BUSINESS WIRE)—An affiliate of Apollo Global Management, LLC (NYSE: APO) (“Apollo”) and CEC Entertainment, Inc. (NYSE: CEC) (“CEC” or the “Company”) today announced the successful completion of the previously announced transaction, whereby Apollo, a leading global alternative investment manager, will acquire CEC, the nationally recognized leader in family dining and entertainment which operates 577 Chuck E. Cheese’s stores.

“We are excited to announce the completion of this transaction,” said Scott Ross, Partner at Apollo. “We look forward to working alongside CEC’s strong management team, dedicated employees and franchise partners to support the Company’s growth. Throughout the U.S. and increasingly around the world, the Chuck E. Cheese’s brand has become synonymous with quality, safe and fun family entertainment.”

The acquisition was effected through a tender offer followed by a merger. The tender offer, which was made at $54.00 per share pursuant to the agreement and plan of merger entered into by affiliates of Apollo and CEC on January 15, 2014, expired as scheduled at 9:30 a.m., New York City time, on Friday, February 14, 2014. In accordance with the merger agreement, Apollo and CEC subsequently completed the acquisition by merging CEC with an affiliate of Apollo. As a result of the tender offer and the merger, CEC will become a privately-held, wholly-owned subsidiary of affiliates of Apollo and CEC’s common stock will cease trading on the NYSE.

Excluding CEC shares tendered by notice of guaranteed delivery, a total of approximately 11,953,853 shares of common stock, representing approximately 68% of the outstanding shares on a fully diluted basis, were tendered into and not withdrawn from the tender offer. According to the terms of the tender offer, shares that were validly tendered (other than shares tendered by guaranteed delivery where actual delivery has not occurred) and not withdrawn have been accepted for payment. In connection with the subsequent merger of CEC with an affiliate of Apollo, all shares not validly tendered in the tender offer were cancelled and converted into the right to receive $54.00 per share.

“We look forward to starting the next chapter in the long standing history of Chuck E. Cheese’s in partnership with Apollo,” stated Michael H. Magusiak, President and CEO of CEC. “We believe this merger provides many opportunities for our team as we continue to evolve and grow our business around the world while continuing to provide our guests with an outstanding experience. Dick Frank (Executive Chairman) and I especially want to take this opportunity to thank all of our talented and dedicated team members both in operations and at the support center for your many contributions that have made Chuck E. Cheese’s the leader in family entertainment.”

Goldman, Sachs & Co. is serving as financial advisor to the Company, and Weil, Gotshal & Manges LLP is serving as the Company’s legal advisor. Deutsche Bank Securities Inc., Credit Suisse, Morgan Stanley and UBS Securities LLC are serving as financial advisors to Apollo and provided debt financing. Wachtell, Lipton, Rosen & Katz and Paul, Weiss, Rifkind, Wharton & Garrison LLP are serving as Apollo’s legal advisors.

About Apollo Global Management

Apollo (NYSE: APO) is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of approximately $161 billion as of December 31, 2013, in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

About CEC Entertainment, Inc.

For more than 30 years, CEC Entertainment, Inc. has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The company and its franchisees operate a system of 577 Chuck E. Cheese’s stores located in 47 states and 10 foreign countries or territories. Currently, 522 locations in the United States and Canada are owned and operated by the company. CEC Entertainment, Inc. and its franchisees have the common goal of creating lifelong memories for families through fun, food and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides and play areas, as well as a variety of dining options including pizza, sandwiches, wings, appetizers, a salad bar and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $10 million to schools through its fundraising programs. For more information, see the company’s website at www.chuckecheese.com or connect with them on Facebook, Twitter, Pinterest, YouTube and foursquare.

Forward-Looking Statements

Statements herein regarding the proposed transaction among Apollo and CEC, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations and the intent of any parties about future actions constitute “forward-looking statements” as defined in the federal securities laws. Forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. Such statements are based upon current beliefs, expectations and assumptions and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, among other things, risks relating to the expected timing, consummation, and financial benefits of the tender offer and the merger. Apollo and CEC believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Apollo and CEC or persons acting on Apollo’s or CEC’s behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and Apollo and CEC undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

Additional factors that may affect future results are contained in CEC’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 29, 2013 and subsequent filings, which are available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed unless required by law.

For Apollo Global Management, LLC:	For CEC Entertainment:

Investors Gary M. Stein Head of Corporate Communications (212) 822-0467 gstein@apollolp.com Noah Gunn Investor Relations Manager (212) 822-0540 ngunn@apollolp.com	Investors Tiffany B. Kice Executive Vice President, Chief Financial Officer & Treasurer (972) 258-4525

Media Joele Frank, Wilkinson Brimmer Katcher Dan Katcher / Jonathan Keehner (212) 355-4449 dkatcher@joelefrank.com / jkeehner@joelefrank.com	Media Michelle Chism Director, Corporate Communications (972) 258-5529 MChism@cecentertainment.com